UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39061	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.
Calgary, Alberta		T2C 1N6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (403) 723-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 18, 2025, DIRTT Environmental Solutions Ltd. (the “Company”) issued a press release announcing that the Toronto Stock Exchange (the “TSX”) has accepted a notice filed by the Company of its intention to renew its normal course issuer bid (the “NCIB”) to purchase up to 9,593,878 of its common shares (“common shares”, in accordance with applicable regulatory requirements). A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On December 18, 2025, the Company announced that the TSX has accepted its notice of intention to make a NCIB. Under the NCIB, the Company may purchase up to 9,593,878 shares representing 5.0% of the issued and outstanding common shares as of December 8, 2025. The common shares may be purchased on the open market through the facilities of the TSX or alternative Canadian trading systems, at the market price of such common shares at the time of purchase. The NCIB is expected to commence on December 22, 2025 and terminate on December 21, 2026.

As of the close of business on December 8, 2025, the Company had 191,877,573 common shares issued and outstanding. In accordance with the rules of the TSX, daily purchases will be limited to no more than 8,917 common shares other than certain exceptions for block purchases.

Management’s decisions regarding purchases of common shares will be based on market conditions, the market price of the common shares and other factors. The Company may elect to suspend or discontinue its NCIB at such times and for such periods as it deems advisable to ensure compliance with applicable regulations, including applicable Canadian and U.S. securities laws, among other circumstances. Common shares purchased under the NCIB will be immediately cancelled.

Purchases under the NCIB will be subject to compliance with applicable United States federal securities laws and Canadian securities laws.

From time to time, provided that the Company does not possess material non-public information about itself or its securities and subject to certain other conditions, the Company may enter into an Automatic Repurchase Plan Agreement with its broker to allow for the purchase of common shares at times when the Company ordinarily would not be active in the market due to its own internal trading blackout periods, insider trading rules or otherwise. Any such plans entered into with a broker, and any purchases of shares thereunder, will be adopted in accordance with applicable Canadian and U.S. securities laws, including the requirements of Rule 10b5-1 and Rule 10b-18(b) under the Exchange Act. Outside of these periods, common shares may be purchased in management’s discretion, subject to applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1*	Press release December 18, 2025.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: December 18, 2025	By:	/s/ Fareeha Khan
Fareeha Khan
Chief Financial Officer